Exhibit 10.13

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           PENTEGRA DENTAL GROUP, INC.

                                       AND

                                 DEXPO.COM, INC.
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                                TABLE OF CONTENTS

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Section 1   Terms of the Sale and Purchase of the Assets......................4
   1.1      Conveyance of Assets..............................................4
   1.2      Excluded Assets...................................................5
   1.3      Purchase Price....................................................5
   1.4      Subsequent Actions................................................6

Section 2   Representations and Warranties of Seller..........................7
   2.1      Corporate Existence; Good Standing................................7
   2.2      Power and Authority for Transactions..............................7
   2.3      Permits, Licenses and Governmental Authorizations.................8
   2.4      Corporate Records.................................................8
   2.5      Consents..........................................................8
   2.6      Seller's Financial Information....................................8
   2.7      Leases............................................................8
   2.8      Condition of Assets...............................................8
   2.9      Title to and Encumbrances on Property.............................8
   2.10     Inventories.......................................................9
   2.11     Intellectual Property Rights; Names...............................9
   2.12     Payroll Information; Employees....................................9
   2.13     Legal Proceedings.................................................9
   2.14     Contracts........................................................10
   2.15     Subsequent Events................................................10
   2.16     Accounts Receivable/Payable......................................11
   2.17     Taxes............................................................11
   2.18     Liabilities; Debt................................................12
   2.19     Insurance Policies...............................................12
   2.20     Employee Benefit Plans...........................................13
   2.21     Adverse Agreements...............................................13
   2.22     Compliance with Laws in General..................................13
   2.23     No Untrue Representations........................................13
   2.24     Customers........................................................13
   2.25     Banking Relations................................................13
   2.26     Economic Risk; Sophistication....................................14
   2.27     Lock-Up Agreement................................................14
   2.28     Broker Fee.......................................................14

Section 3   Representations and Warranties of Purchaser......................15
   3.1      Corporate Existence: Good Standing...............................15
   3.2      Power and Authority..............................................15
   3.3      Valid Issuance of the Securities.................................15
   3.4      Governmental Authorities; Consents...............................15
   3.5      SEC Filings; Listing Requirements................................15
   3.6      Brokerage........................................................16
   3.7      No Untrue Representations........................................16
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Section 4   Covenants of Seller..............................................16
   4.1      Consummation of Agreement........................................16
   4.2      Business Operations..............................................16
   4.3      Access and Notice................................................16
   4.4      Approvals of Third Parties and Permits and Consents..............17
   4.5      Acquisition Proposals............................................17
   4.6      Funding of Accrued Employee Benefits.............................17
   4.7      Employee Matters.................................................17
   4.8      Requirements to Effect Transaction...............................17
   4.9      Accounting and Tax Matters.......................................17

Section 5   Covenants of Purchaser...........................................18
   5.1      Covenants Between Date of Execution and Closing Date.............18
   5.2      Covenants Relating to Operation of Website Between Date of
            Delivery of Computer Equipment and Closing Date .................18
   5.3      Covenants After Closing..........................................18

Section 6   Purchaser Conditions Precedent...................................19
   6.1      Representations and Warranties...................................19
   6.2      Covenants and Conditions.........................................19
   6.3      Proceedings......................................................19
   6.4      No Material Adverse Change.......................................19
   6.5      Approval by the Board of Directors and Corporate Lenders.........19
   6.6      Consents and Approvals...........................................19
   6.7      Closing Deliveries...............................................19
   6.8      Employees and Agents.............................................19

Section 7   Seller Conditions Precedent......................................19
   7.1      Representations  and Warranties..................................19
   7.2      Covenants and Conditions.........................................19
   7.3      Proceedings......................................................20
   7.4      Closing Deliveries...............................................20

Section 8   Closing Deliveries...............................................20
   8.1      Deliveries of Seller.............................................20
   8.2      Deliveries of Purchaser..........................................21

Section 9   Nature and Survival of Representations and Warranties;
            Settlement Relating to Seller Payables ..........................22
   9.1      Nature and Survival..............................................22
   9.2      Indemnification by Seller........................................22
   9.3      Indemnification Procedure........................................23
   9.4      Right of Setoff; Limitation of Seller's Indemnification
            Obligation.......................................................23
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Section 10  Termination......................................................24

Section 11  Noncompetition...................................................24
   11.1     Seller's Covenant not to Compete.................................24
   11.2     Goodman's Covenant Not to Compete................................25
   11.3     Reasonable Restraint.............................................25
   11.4     Severability; Reformation........................................25
   11.5     Term.............................................................26
   11.6     Definitions......................................................26

Section 12  Nondisclosure of Confidential Information........................26

Section 13  Miscellaneous....................................................27
   13.1     Notices..........................................................27
   13.2     Further Assurances...............................................27
   13.3     Each Party to Bear Costs.........................................27
   13.4     Public Disclosures...............................................28
   13.5     GOVERNING LAW....................................................28
   13.6     Captions.........................................................28
   13.7     Integration of Exhibits..........................................28
   13.8     ENTIRE AGREEMENT/AMENDMENT.......................................28
   13.9     Counterparts.....................................................28
   13.10    Binding Effect/Assignment........................................28
   13.11    No Rule of Construction..........................................28
   13.12    Costs of Enforcement.............................................29
   13.13    Amendments; Waivers..............................................29
   13.14    Choice of Forum..................................................29
   13.15    Service of Process...............................................29
   13.16    Severability.....................................................29
   13.17    Third Party Beneficiaries........................................29

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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, ("Agreement") made and executed as of the 9th day of August, 2000, is by and among PENTEGRA DENTAL GROUP, INC., a Delaware corporation ("Purchaser"), and DEXPO.COM, INC., a Delaware corporation ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller operates a business-to-business Internet marketing company providing an online auction, product promotion and other services to dental practices and other businesses in the dental services industry (the "Business"); and

     WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, all of the Assets (defined herein) of the Seller, all upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1 - TERMS OF THE SALE AND PURCHASE OF THE ASSETS.

     The sale of the Assets of Purchaser shall occur on the 11th day of August, 2000 ("Closing Date"), unless another date is mutually agreed upon by Purchaser and Seller in writing, shall be based on the respective representations, warranties and agreements of Purchaser and Seller contained herein and shall be subject to the terms and conditions herein stated.

     1.1 CONVEYANCE OF ASSETS. Subject to and upon the terms and conditions contained herein, on the Closing Date, Seller shall sell, convey, transfer, deliver and assign to Purchaser all of Seller's right, title and interest in and to the Assets (personal, tangible and intangible), including, without limitation, all items of personal property and other assets used in connection with Seller's Business (except as otherwise provided herein) (the "Assets"). Without limiting the foregoing, the Assets specifically include:

         (a) All of the personal property, plant, furniture, fixtures, equipment and goodwill of the Business, as set forth in EXHIBIT 1.1(A) to this Agreement;

         (b) The name "Dexpo.com, Inc.," including all derivations thereof, together with any and all other names, slogans, trademarks, service marks and logos used by Seller and appearing on Seller's website and as set forth in
EXHIBIT 1.1(B) to this Agreement;

         (c) All inventories maintained by Seller for use in the Business, as set forth in EXHIBIT 1.1(C) to this Agreement;

         (d) Contracts (as defined herein) pertaining to or entered into by Seller in connection with the Business (excluding this Agreement and the agreements, instruments and documents executed and delivered by Seller pursuant to this Agreement), as set forth in EXHIBIT 1.1(D) to this Agreement;

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         (e) Accounts Receivable (as defined herein) of the Business, as set forth in EXHIBIT 1.1(E) to this Agreement;

         (f) The books and records of Seller;

         (g) All transferable licenses and other regulatory approvals necessary for or incident to the operation of the Business, as described in EXHIBIT 1.1(G) to this Agreement;

         (h) All administrative policy and procedure manuals, trade secrets, trademarks, service marks, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of the Business, and all books and records relating to the Business, as described in
EXHIBIT 1.1(H) to this Agreement; and

         (i) The domain name "www.dexpo.com" and all other affiliated domains listed on EXHIBIT 1.1(I) used in the Business.

     1.2 EXCLUDED ASSETS. There shall be excluded from the Assets to be transferred and conveyed hereunder, and Seller shall retain all of its right, title and interest in and to all cash and cash equivalents in the amount set forth on Seller's balance sheet as of the Closing Date. The amount of cash and cash equivalents retained by Seller until the Closing Date shall be no less than $5,000.

     1.3 PURCHASE PRICE. Assumption of Liabilities.

         (a) PURCHASE PRICE. As consideration for the sale of the Assets by Seller, Purchaser shall, on the Closing Date, deliver to the Seller, or such party or parties designated in writing prior to the Closing Date by the Seller (a "Designee" or "Designees"), an aggregate of 750,000 shares of the common stock, $0.001 par value, of Purchaser (the "Common Stock"). The Common Stock shall have been duly authorized, validly issued and non-assessable at the time of delivery. The value of each share of Common Stock shall be the closing price per share of Purchaser's common stock as of the day prior to the Closing Date as reported by the American Stock Exchange, for a total value to be determined as of the day prior to the Closing Date (the "Purchase Price"). In addition, on the Closing Date Purchaser shall deposit an additional 500,000 shares of common stock of Purchaser into an escrow account (the "Escrow Shares") in accordance with the terms and conditions set forth in the an escrow agreement, substantially in the form attached hereto as EXHIBIT 8.1(H) (the "Escrow Agreement"), which Escrow Shares shall be released from the escrow to Designees (subject to such limitations as are set forth in SECTION 9.4 of this Agreement) on the six month and one year anniversaries of the Closing Date (the "Six Month Date" and "One Year Date," respectively) as follows: (i) on the Six Month Date, 100,000 Escrow Shares, if any 15 Day Average Trading Price of Purchaser's common stock (as such term is defined in the Escrow Agreement, and the highest 15 Day Average Trading Price, the "Trigger Amount") between the Closing Date and the Six Month Date was equal to at least $2.00 per share, plus an additional 100,000 Escrow Shares for any 15 Day Average Trading Price that is $0.50 over the previously described $2.00 level, and (ii) on the One Year Date, 100,000 Escrow Shares, if any 15 Day Average Trading Price of Purchaser's common stock between

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the Six Month Date and the One Year Date was equal to at least $2.00 per share, plus an additional 100,000 Escrow Shares for any 15 Day Average Trading Price that is $0.50 over the Trigger Amount, with distributions of Escrow Shares to Designees not to exceed the total number of Escrow Shares; provided, however, if Purchaser has released Escrow Shares pursuant to SECTION 1.3(a)(i), Purchaser shall only be obligated to release Escrow Shares pursuant to SECTION 1.3(A)(II) in the event that the 15 Day Average Trading Price for Purchaser's common stock has risen to a $0.50 increment over the Trigger Amount (i.e., to $2.50, $3.00, $3.50 and $4.00). In the event that the 15 Day Average Trading Price during any point following the Closing Date but before the One Year Date does not exceed $2.00 per share, then all Escrow Shares shall be returned to Purchaser.

         (b) TAX EFFECTS. The Purchase Price shall be allocated for federal income tax purposes as set forth in EXHIBIT 1.3(B).

         (c) ASSUMPTION OF LIABILITIES. Purchaser shall assume only those liabilities, commitments or obligations of Seller listed on EXHIBIT 1.3(C). Seller shall extinguish all accounts payable and all other liabilities of the Seller, except those listed on EXHIBIT 1.3(C), prior to the Closing Date. Purchaser shall not assume any other liabilities, commitments or obligations of Seller, including, without limitation, Seller's liabilities, obligations or commitments for: (i) employee or independent contractor salaries, wages or bonuses, payroll taxes or benefits payable to employees or independent contractors for services rendered in connection with the Business; (ii) any liability based upon or arising out of any tortious or wrongful actions related to the Business, its employees or agents occurring prior to the Closing Date;
(iii) except as set forth on EXHIBIT 1.3(c), any liability for the payment of any taxes imposed by law on Seller arising from or by reason of the operation of the Business prior to the Closing Date or the transactions contemplated by this Agreement; nor (iv) any liability incurred or to be incurred pursuant to any claims, suits or actions based on the operation of the Business, its employees or agents prior to the Closing Date, whether or not pending or threatened against Seller as of the Closing Date, except as listed on EXHIBIT 1.3(C).

     1.4 SUBSEQUENT ACTIONS.

         (a) REGISTRATION RIGHTS. The parties shall enter into a registration rights agreement, substantially in the form attached hereto as EXHIBIT 1.4(A) (the "Registration Rights Agreement"), which shall include, inter alia, requirements that Purchaser file a registration statement covering the resale of the Common Stock to be issued to Designees within 75 calendar days of the Closing Date and that Purchaser use its best efforts to cause such registration statement to be declared effective as promptly thereafter as possible.

         (b) FURTHER ASSURANCES. If, at any time after the Closing Date, Purchaser shall be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title or interest in, to or under any of the Assets or otherwise to carry out this Agreement, in return for the consideration set forth in this Agreement, the

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officers and directors of Seller shall be authorized to execute and deliver, in the name and on behalf of Seller or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Seller or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under the Assets in Purchaser or otherwise to carry out this Agreement.

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Purchaser the following:

     2.1 CORPORATE EXISTENCE; GOOD STANDING. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware. As of the date of this Agreement, Seller is not in good standing under the laws of the State of Delaware. Upon payment of certain franchise taxes owed to the State of Delaware, which payment shall be made prior to Closing, Seller will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate powers to own the Assets and to carry on the Business as it is now being conducted. Seller is qualified to do business as a foreign corporation in each other state or jurisdiction where qualification is required in connection with the Business, and in which the failure to do so would have a material adverse effect on the financial condition of the Business or the Assets.

     2.2 POWER AND AUTHORITY FOR TRANSACTIONS. Seller has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Seller has the corporate power to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. Seller has obtained the approval of its stockholders necessary to the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Seller, and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and the consummation of the actions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Seller or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound, or violate any material restrictions of any kind to which Seller is subject, or result in any lien or encumbrance on any of Seller's assets.

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     2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals required to be maintained by Seller and, individually or in the aggregate, material to the Business, (collectively, "Permits") have been obtained and are in full force and effect and are listed on EXHIBIT 2.3. There are no proceedings pending or, to the knowledge of Seller, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any Permits listed on EXHIBIT 2.3.

     2.4 CORPORATE RECORDS. True and correct copies of the Certificate of Incorporation, Bylaws and minutes of Seller relating to the Business and all amendments thereto of Seller have been delivered to Purchaser. The minute books of Seller contain all accurate minutes of the meetings of and consents to actions taken without meetings of the Board of Directors and stockholders of Seller, with regard to the Business, since its formation. The books of account of the Business have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books.

     2.5 CONSENTS. Except as set forth in EXHIBIT 2.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement.

     2.6 SELLER'S FINANCIAL INFORMATION. Seller has heretofore furnished Purchaser with financial information about the Business, which information is set forth in the financial statements on EXHIBIT 2.6 attached hereto (the "Financial Statements"), including the unaudited Balance Sheet ("Balance Sheet") as of March 31, 2000 ("Balance Sheet Date") and the Statements of Operations ("Statements of Operations") as of the dates set forth therein. The Financial Statements for the periods have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), reflect all contingent liabilities of the Business required to be reported in accordance with GAAP as of their respective dates and present fairly, in all material respects, the financial position of the Business as of such dates and the Statements of Operations and cash flows for the period or periods reflected therein.

     2.7 LEASES. A list of all leases pursuant to which Seller leases, as lessor or lessee, personal property used in operating the Business is attached as
EXHIBIT 2.7. All such leases listed are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing default by Seller, as lessor or lessee, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which Seller has not taken adequate steps to cure such default or to prevent a default from occurring.

     2.8 CONDITION OF ASSETS. All tangible assets transferred to Purchaser under this Agreement are, or when delivered to Purchaser were, in all material respects in good condition and repair subject to normal wear and tear and conform with all applicable ordinances, regulations and other laws, and Seller has no knowledge of any latent defects therein.

     2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY. Seller does not own any real property. Seller has good, valid and marketable title to all of the Assets, free

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and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which are set forth in EXHIBIT 2.9 attached hereto.

     2.10 INVENTORIES. All inventories of Seller used in the conduct of the Business are reflected on the Balance Sheet in accordance with GAAP. Such items of Seller's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of its business and may be used for their intended purposes. All of said inventory is in good, current, standard and merchantable condition and is not obsolete or defective.

     2.11 INTELLECTUAL PROPERTY RIGHTS; NAMES. Except as set forth on EXHIBIT 2.11, Seller has no right, title or interest in or to patents, patent rights, corporate names, domain names, URLs, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, copyrights, formulas, trade secrets or similar items, in connection with the conduct of the Business and all such items as set forth on EXHIBIT 2.11 are the only such items necessary for the conduct of the Business. Set forth in EXHIBIT 2.11 is a listing of all names of all predecessor companies of Seller that relate to the Business, including the names of any entities from whom Seller previously acquired significant assets. Except for off-the-shelf software licenses and except as set forth on
EXHIBIT 2.11, Seller is not a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor in connection with the conduct of the Business and no such licenses are necessary for the conduct of the Business. No claim is pending or, to Seller's knowledge, has been made or threatened to the effect that the present or past operations of Seller in connection with the conduct of the Business infringe upon or conflict with the asserted rights of others to any patents, patent rights, trade names, trademarks, service marks, inventions, licenses, copyrights, know-how and trade secrets. Seller has the sole and exclusive right to use all such proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by Purchaser.

     2.12 PAYROLL INFORMATION; EMPLOYEES. In connection with the conduct of the
Business:

         (a) Seller is in compliance with all applicable laws, rules, regulations and ordinances regarding employment and employment practices;

         (b) Seller has not engaged in any unfair labor practices;

         (c) there are no unfair labor practices charges or complaints pending or threatened against Seller; and

         (d) Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit.

     2.13 LEGAL PROCEEDINGS. Other than as set forth on EXHIBIT 2.13, neither Seller, nor the Business, nor any of the Assets are subject to any pending, nor does Seller have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Business, or any of the Assets, the operations, business or prospects of the Business or the transactions contemplated by this Agreement,

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and, to the knowledge of Seller, no basis for any such action exists, nor is there any legal impediment of which Seller has knowledge to the continued operation of the Business in its ordinary course.

     2.14 CONTRACTS. Seller has delivered to Purchaser true copies of all written, and disclosed to Purchaser all oral, outstanding contracts, obligations and commitments of Seller relating to the Business ("Contracts"), all of which are listed or incorporated by reference on EXHIBIT 2.7 (in the case of leases) and EXHIBIT 1.1(D) (in the case of Contracts other than leases) attached hereto. Except as otherwise indicated on such Exhibits, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto. Except as indicated on such Exhibits, there is not under any such Contract any existing default by Seller, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default. There are no outstanding balances under any such Contracts and Seller has extinguished all of its liabilities thereunder. All creditors of the Business have been paid in full and, to Seller's knowledge, all potential claims have been satisfied. Except as indicated on EXHIBIT 2.5, there is not under any such Contract a requirement that a party to such Contract other than Seller consent to the assignment of such Contract to Purchaser in connection with the consummation of the transactions contemplated by this Agreement. Seller has no knowledge of any default by any other party to such Contracts. Seller has not received notice of the intention of any party to any Contract to cancel or terminate any Contract and has no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those Contracts, obligations and commitments of Seller listed on
EXHIBIT 2.7 and EXHIBIT 1.1(D), Seller is not a party to any material written or oral agreement contract, lease or arrangement that relates in any way to the Business.

     2.15 SUBSEQUENT EVENTS. Except as set forth on EXHIBIT 2.15, Seller has not, in connection with the Business, since the Balance Sheet Date:

         (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, or incurred any indebtedness relating to the Business, except in connection with the performance of this Agreement, other than in the ordinary course of business;

         (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability in connection with the Business (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

         (c) Lost or terminated any employee, customer or supplier of the Business, that has, individually or in the aggregate, had a material adverse effect on its business;

         (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Assets;

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         (e) Sold or contracted to sell or transferred or contracted to transfer any of the Assets used in the conduct of the Business, or canceled any debts or claims or waived any rights, except in the ordinary course of business;

         (f) Except in the ordinary course of business consistent with past practices, granted any increase in the rates of pay of employees, independent contractors or agents whose employment relates to the Business, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of such person;

         (g) Authorized or incurred any capital expenditures in excess of $5,000 relating to the Business;

         (h) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction related to the Business other than in the ordinary course of business or permitted hereunder;

         (i) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business, or experienced any other material adverse change in the financial condition, assets, prospects or liabilities of the Business; or

         (j) Suffered any material adverse change related to the Business or to the Assets.

     2.16 ACCOUNTS RECEIVABLE/PAYABLE. The Balance Sheet reflects the amount, as of the Balance Sheet Date and determined in conformity with GAAP and the past practices employed by Seller, of Seller's (i) accounts receivable, net of allowances for uncollectible and doubtful amounts, related to the Business ("Accounts Receivable") and (ii) current accounts payable and current accrued liabilities related to the Business ("Accounts Payable"). EXHIBIT 2.16 contains a true and accurate (i) statement of all Accounts Receivable related to the Business, (ii) statement of all Accounts Payable related to the Business and
(iii) statement of the working capital related to the Business ("Working Capital") of Seller as of the Balance Sheet Date. Seller maintains its accounting records in sufficient detail to substantiate the Accounts Receivable reflected on the Balance Sheet and has given and will give to Purchaser full and complete access to those records, including the right to make copies therefrom. Since the Balance Sheet Date, Seller has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure.

     2.17 TAXES. Seller has filed all tax returns (including tax reports and other statements) required to be filed by it, and made all payments of taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the date of this Agreement, with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes. All such tax returns are complete and accurate in all respects and properly reflect the relevant taxes for the periods covered thereby. Seller has no tax liability, except for real and personal property taxes for the current period not yet due and payable and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. The unpaid taxes of Seller did not, as of the Balance Sheet Date, exceed the reserve for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and taxable income) set forth on the face of the Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date (in accordance with the past custom and practice of Seller). Seller has not received any notice that any tax deficiency or delinquency has been asserted against Seller. There are no audits relating to taxes of Seller threatened, pending or in process. Seller is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or threatened against any of the assets of Seller. Seller has withheld and paid all taxes required by law to have been withheld and paid by it. Neither Seller nor any predecessor of Seller is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated federal income tax return. Seller has delivered to Purchaser correct and complete copies of Seller's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by Seller during the three calendar year period preceding the date of this Agreement. Seller has neither made any payments, nor, to its knowledge, is obligated to make any payments nor is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under the Internal Revenue Code of 1986, as amended (the "Code"), section 280G.

     2.18 LIABILITIES; DEBT. Except to the extent reflected or reserved against on the Balance Sheet, and, except as set forth in EXHIBIT 2.18, Seller did not have, as of the Balance Sheet Date, and has not incurred since that date and will not have occurred as of the Closing Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, related to the Business, other than those incurred in the ordinary course of business. Seller does not know, or have grounds to know, of any basis for the assertion against Seller as of the Balance Sheet Date, of any claim or liability of any nature related to the Business in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature arising since that date other than those incurred in the ordinary course of business or contemplated by this Agreement. All indebtedness of Seller related to the Business (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on EXHIBIT 2.18 attached hereto.

     2.19 INSURANCE POLICIES. EXHIBIT 2.19 lists all insurance policies in effect as of the date hereof relating to the Business or the Assets. Valid and enforceable policies are outstanding and duly in force and will remain duly in force through the Closing Date. All such policies related to the Business, including coverage amounts, are described in EXHIBIT 2.19 attached hereto and true and correct copies have been delivered to Purchaser. Seller has not received notice or other communication from the issuer of any such insurance policy canceling or amending such policy or threatening to do so. Seller does not have any outstanding claims, settlements or premiums owed against any insurance policy.

     2.20 EMPLOYEE BENEFIT PLANS. Except as set forth on EXHIBIT 2.20 attached hereto, Seller has neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, with regard to the Business, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on EXHIBIT 2.20 have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws.

     2.21 ADVERSE AGREEMENTS. Seller is not, and will not be as of the Closing Date, a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Business.

     2.22 COMPLIANCE WITH LAWS IN GENERAL. In connection with the conduct of the Business, Seller is not in default under any applicable law, rule, regulation and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws that individually, or, in the aggregate, could have a material adverse effect on the Business or the Assets. Seller has not received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the Business and the Assets and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Seller.

     2.23 NO UNTRUE REPRESENTATIONS. No representation or warranty by Seller in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, officers or directors of Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     2.24 CUSTOMERS. A complete and accurate list of substantially all of the customers of the Business showing, with respect to each, the name, physical address, e-mail address and aggregate dollar volume of business from such customer has been delivered by Seller to Purchaser. 2.25 BANKING RELATIONS. Set forth in EXHIBIT 2.25 is a complete and accurate list of all arrangements that Seller has with any bank or other financial institution related to the Business, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.26 ECONOMIC RISK; SOPHISTICATION. Seller or any Designee who shall receive stock hereunder (such Seller or Designee may referred to hereunder individually as the "Receiving Party"), has executed an investor questionnaire, the form of which is attached hereto as EXHIBIT 2.26 (the "Investor Questionnaire"), representing the following:

         (a) they have had an adequate opportunity to ask questions of and receive answers from the officers of Purchaser concerning any and all matters relating to the background and experience of the officers and directors of Purchaser, the plans for the operations of the business of Purchaser and any plans for additional acquisitions and the like;

         (b) they have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction;

         (c) Purchaser's common stock being acquired by the Receiving Party in connection with this transaction is being acquired by the Receiving Party for its own investment purposes only and not with a view to resale or distribution;

         (d) they understand that the shares of Purchaser's common stock acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of any state thereof or the securities laws of any other jurisdiction;

         (e) they understand and agree that the shares of Purchaser's common stock must be held indefinitely unless they are subsequently registered under the Securities Act and state securities laws or an exemption from registration under the Securities Act and state securities laws covering the sale of shares of Purchaser's common stock is available;

         (f) they understand that legends stating that the shares of Purchaser's common stock have not been registered under the Securities Act nor state securities laws and setting out or referring to the restrictions on the transferability and resale of the shares of Purchaser's common stock will be placed on the shares of Purchaser's common stock; and

         (g) they are each an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     2.27 LOCK-UP AGREEMENT. Each Receiving Party has executed an agreement, attached hereto as EXHIBIT 2.27 (the "Lock-Up Agreement"), whereby the Receiving Party has agreed not to sell, assign or otherwise transfer the Purchaser's common stock except as described in the Lock-Up Agreement.

     2.28 BROKER FEE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or its Designees.

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser hereby represents and warrants to Seller the following:

     3.1 CORPORATE EXISTENCE: GOOD STANDING. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Purchaser has authorized common stock and has issued common stock in the amounts set forth on EXHIBIT 3.1 hereto.

     3.2 POWER AND AUTHORITY. Purchaser has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate or Articles of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Except as set forth in EXHIBIT 3.2, the execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Purchaser or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, or violate any restrictions of any kind to which Purchaser is subject.

     3.3 VALID ISSUANCE OF THE SECURITIES. When issued, sold and delivered to Seller or Designees in accordance with this Agreement, the Common Stock of the Purchaser shall be duly and validly issued, fully paid and non-assessable. Assuming the accuracy of Seller's representations and warranties, the offer, issuance and delivery to Seller or the Designees pursuant to this Agreement of the Common Stock, and, assuming compliance by Seller and the Designees with the terms of this Agreement and applicable law, the Common Stock is exempt from registration under the Securities Act.

     3.4 GOVERNMENTAL AUTHORITIES; CONSENTS. Except for filings under federal and applicable state securities laws as may be required pursuant to this Agreement or the Registration Rights Agreement, Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby or the offer, issuance and delivery of the Purchaser's Common Stock. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Purchaser in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     3.5 SEC FILINGS; LISTING REQUIREMENTS. Purchaser has made all filings required to be made by it under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities laws of any state, and any rules and regulations promulgated thereunder. Purchaser's reports and other documents filed with the Securities Exchange Commission ("SEC") pursuant to the Exchange Act conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser is in material compliance with all reporting requirements under the Exchange Act and has maintained material listing requirements for the continued listing of its Common Stock on the American Stock Exchange.

     3.6 BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

     3.7 NO UNTRUE REPRESENTATIONS. No representation or warranty by Purchaser in this Agreement, and no Exhibit or certificate issued by officers or directors of Purchaser and furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

SECTION 4 - COVENANTS OF SELLER.

     Seller agrees that between the date hereof and the Closing Date:

     4.1 CONSUMMATION OF AGREEMENT. Seller shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

     4.2 BUSINESS OPERATIONS. The Business is closed and is no longer operating and will remain closed pending the Closing. Seller shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset related to the Business except in the ordinary course of business. Seller shall preserve the business and assets of the Business intact and shall not take any action that would have an adverse effect on the business or assets of the Business, including without limitation, any action the primary purpose or effect of which is to generate or preserve cash; provided that Seller may continue to operate in the ordinary course of business. Seller shall preserve intact the relationships with customers, suppliers and others having significant business relations with the Business. Seller shall collect its receivables and pay its trade payables related to the Business in the ordinary course of business. Seller shall not introduce any new method of management, operations or accounting in the Business.

     4.3 ACCESS AND NOTICE. Seller shall permit Purchaser and its authorized representatives access to, and make available for inspection, at reasonable times and during normal business hours, all of the Assets and business of the Business, including employees, independent contractors, customers and suppliers and permit Purchaser and its authorized representatives to inspect and make copies of all documents, records and information with respect to the business or Assets of the Business as Purchaser or its representatives may request. Seller shall promptly notify Purchaser in writing of (a) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which Seller is a party that is related to the Business and (b) any adverse change in the business or financial condition of the Business or the conditions of the Assets.

     4.4 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. Seller shall use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, which consents are described on EXHIBIT 2.5. Seller shall use its best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, rule, regulation or otherwise to enable Purchaser to conduct the business of Seller.

     4.5 ACQUISITION PROPOSALS. Seller shall not, and shall cause Seller's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer that materially affects the transaction contemplated hereby, including without limitation, a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the Assets or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and Seller will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing. Seller shall immediately notify Purchaser if any such inquiries or proposals are received.

     4.6 FUNDING OF ACCRUED EMPLOYEE BENEFITS. Seller hereby covenants and agrees that it has or will take whatever steps are necessary to pay or fund completely for any accrued benefits, where applicable, or vested accrued benefits for which Seller or any entity might have any liability whatsoever arising from any insurance, pension plan, severance plan, employment tax or similar liability of Seller to any employee or other person or entity allocable to services performed in connection with the Business prior to the Closing Date. Seller acknowledges that the purpose and intent of this covenant is to assure that Purchaser shall have no liability whatsoever at any time after the Closing Date with respect to any of Seller's employees or similar persons or entities.

     4.7 EMPLOYEE MATTERS. Seller shall not, without the prior written approval of Purchaser, increase the cash compensation of an employee or an independent contractor of Seller who works in the Business, adopt, amend or terminate any compensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could deplete the assets of any employee benefit, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters who work in the Business, which might have an adverse effect upon Seller, its business, assets or prospects.

     4.8 REQUIREMENTS TO EFFECT TRANSACTION. Seller shall use its best efforts to take, or cause to be taken, all actions necessary to effect the transaction contemplated hereby under applicable law, including, without limitation, the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

     4.9 ACCOUNTING AND TAX MATTERS. Seller will not change in any material respect the accounting methods or practices followed by Seller related to the Business (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by GAAP. Seller will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method related to the Business except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. Seller will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of Seller required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

SECTION 5 - COVENANTS OF PURCHASER.

     5.1 COVENANTS BETWEEN DATE OF EXECUTION AND CLOSING DATE. Purchaser agrees that between the date hereof and the Closing Date:

         (a) CONSUMMATION OF AGREEMENT. Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with its terms and provisions. Purchaser will use its best efforts to take, or cause to be taken, all actions necessary to effect the transaction contemplated hereby, under applicable law, including, without limitation, the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement.

         (b) APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. Purchaser shall use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

     5.2 COVENANTS RELATING TO OPERATION OF WEBSITE BETWEEN DATE OF DELIVERY OF COMPUTER EQUIPMENT AND CLOSING DATE.(a) For the period between July 10, 2000 and the Closing Date Purchaser has hosted and will continue to host Seller's websites operated at the domain names "www.dexpo.com" and "www.dexpo.net" other affiliated domains; provided, however, that Seller assumes all responsibility for, and all claims, obligations and liabilities that may arise from the operation of the websites operated at the domain names "www.dexpo.com" and "www.dexpo.net" and other affiliated domains, including, but not limited to, any orders placed thereat in the ordinary course of business or any violations of intellectual property rights of third parties up to and until the Closing Date.

     5.3 COVENANTS AFTER CLOSING. Purchaser agrees that following the Closing:

         (a) FILING OF FORM D. Purchaser shall file a Form D with respect to the Common Stock as required under Regulation D and to provide a copy thereof to Seller or the Designees promptly after such filing.

         (b) REGISTRATION OF COMMON STOCK. Purchaser shall file a registration statement covering the resale of the Common Stock to be issued to Designees within 75 days of the Closing Date and shall use its best efforts to cause such registration statement to be declared effective as promptly thereafter as possible.

SECTION 6 - PURCHASER CONDITIONS PRECEDENT.

     The obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

     6.2 COVENANTS AND CONDITIONS. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

     6.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     6.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, Assets, liabilities, business or prospects of Seller relating to the Business shall have occurred since the Balance Sheet Date.

     6.5 APPROVAL BY THE BOARD OF DIRECTORS AND CORPORATE LENDERS. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Purchaser or a committee thereof and, if necessary, Purchaser's corporate lenders.

     6.6 CONSENTS AND APPROVALS. Seller shall have obtained all necessary government and other third-party approvals and consents, including, without limitation, the consents listed on EXHIBIT 2.5.

     6.7 CLOSING DELIVERIES. Purchaser shall have received all documents, duly executed in form satisfactory to Purchaser and its counsel, referred to in
SECTION 8.1.

     6.8 EMPLOYEES AND AGENTS. As of the Closing Date, Seller shall have terminated all employees, consultants and independent contractors identified on
EXHIBIT 6.8(A). Seller shall be responsible for any and all payments due to such employees, including, but not limited to, any severance payments due and accrued vacation payments. Seller shall have each employee listed on EXHIBIT 6.8(A) execute a termination agreement, substantially in the form attached hereto as
EXHIBIT 6.8(B) (the "Termination Agreement"), releasing all claims against Seller related to their employment.

SECTION 7 - SELLER CONDITIONS PRECEDENT.

     The obligations of Seller hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

     7.2 COVENANTS AND CONDITIONS. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date.

     7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4 CLOSING DELIVERIES. Seller shall have received all documents, duly executed in form satisfactory to Seller and its counsel, referred to in SECTION 8.2.

SECTION 8 - CLOSING DELIVERIES.

     8.1 DELIVERIES OF SELLER. At the closing of the transactions contemplated hereby (the "Closing"), Seller shall deliver to Purchaser the following, all of which shall be in a form satisfactory to counsel to Purchaser:

         (a) a copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all related documents and agreements;

         (b) a certificate of the Secretary of Seller certifying as to the incumbency of the directors and officers of Seller, certifying as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Seller, and certifying that certain documents provided to Purchaser, including Seller's incorporation documents, Bylaws and the resolutions referred to in subsection (a) above, are true and correct copies of the originals thereof;

         (c) a certificate of the President of Seller, dated as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Seller contained herein; (ii) the performance of and compliance by Seller with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Seller contained herein;

         (d) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Delaware establishing that Seller is in existence and is in good standing to transact business in its state of incorporation;

         (e) an opinion of counsel to Seller opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Seller, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by Purchaser;

         (f) a Bill of Sale in the form of EXHIBIT 8.1(F);

         (g) an Assignment and Assumption Agreement in the form of EXHIBIT
8.1(G);

         (h) an Escrow Agreement substantially in the form of EXHIBIT 8.1(H) and subject to the mutual agreement of the parties thereto;

         (i) all authorizations, consents, approvals, permits and licenses referred to in SECTIONS 2.3 and 2.5;

         (j) an Investor Questionnaire and Lock-Up Agreement executed by each Receiving Party;

         (k) the Registration Rights Agreement in the form of EXHIBIT 1.4(A);
and

         (l) such other instruments and documents as reasonably requested by Purchaser to carry out and effect the purpose and intent of this Agreement.

     8.2 DELIVERIES OF PURCHASER. At the Closing, or as soon as practicable thereafter with respect to the Common Stock representing the Purchase Price, Purchaser shall deliver to Seller the following, all of which shall be in a form satisfactory to counsel to Seller:

         (a) 750,000 shares of Common Stock, representing the Purchase Price, with such shares being issued to Seller or its Designees as set forth on EXHIBIT 8.2(A);

         (b) a copy of the resolutions of the Board of Directors of Purchaser (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

         (c) a certificate of the Chief Executive Officer of Purchaser, dated as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Purchaser contained herein; (ii) the performance of and compliance by Purchaser with all covenants contained herein; and (iii) satisfaction of all conditions precedent of Purchaser contained herein;

         (d) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

         (e) certificates, dated within 10 days of the Closing Date, of the Secretary of the State of Delaware establishing that Purchaser is in existence and is in good standing to transact business in the State of Delaware;

         (f) an opinion of counsel to Purchaser opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Purchaser, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by Seller;

         (g) an Assignment and Assumption Agreement in the form of EXHIBIT
8.1(G);

         (h) an Escrow Agreement substantially in the form of EXHIBIT 8.1(H) and subject to the mutual agreement of the parties thereto;

         (i) the Registration Right Agreement in the form of EXHIBIT 1.4(A); and

         (j) such other instruments and documents as reasonably requested by Seller to carry out and effect the purpose and intent of this Agreement.

SECTION 9 - NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SETTLEMENT RELATING TO SELLER PAYABLES.

     9.1 NATURE AND SURVIVAL. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of Seller or of Purchaser as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement shall survive for a period of six months following the Closing Date.

     9.2 INDEMNIFICATION BY SELLER. SELLER SHALL INDEMNIFY AND HOLD PURCHASER AND ITS RESPECTIVE OFFICERS, DIRECTORS, STOCKHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, FOR PURPOSES OF THIS SECTION 9.2 AND, TO THE EXTENT APPLICABLE, SECTION 9.3, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY SELLER HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM SELLER'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF SELLER AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF SELLER OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT SELLER'S BUSINESS, AND WITH RESPECT TO (I) ANY VIOLATION BY SELLER OR ITS CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS,
(II) TAXES IMPOSED BY LAW ON SELLER ARISING FROM OR BY REASON OF THE OPERATION OF SELLER PRIOR TO THE CLOSING DATE OR AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (III) ANY LIABILITY OF SELLER FOR COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) INCURRED IN CONNECTION WITH THE NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH. SELLER'S INDEMNIFICATION OBLIGATION HEREUNDER IS SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 9.4 OF THIS AGREEMENT.

     9.3 INDEMNIFICATION PROCEDURE. Within 60 days after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Seller thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Seller shall, upon written notice given within a reasonable time following receipt by Seller of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Seller and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Seller's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Seller and which could not be adequately advanced by counsel chosen by Seller, or (b) a conflict or potential conflict exists between Seller and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Seller be required to pay fees and expenses hereunder for more than one firm of attorneys of Indemnified Person in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Seller has been named a defendant in that certain lawsuit brought by Montage Media, Inc. against Mr. William O'Doherty, Seller and certain other defendants (the "Lawsuit"). Purchaser in no way shall assume any of Seller's obligations or liabilities in connection with the Lawsuit. As such, no Indemnified Person may hire separate counsel in connection with the Lawsuit without Seller's prior written consent. Seller shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding. No Indemnified Party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which Seller or an Indemnified Person is a party.

     9.4 RIGHT OF SETOFF; LIMITATION OF SELLER'S INDEMNIFICATION OBLIGATION. In the event of any breach of warranty, representation, covenant or agreement by either party giving rise to indemnification under SECTION 9.2 hereof, the aggrieved party shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against any amounts payable by the aggrieved party. Notwithstanding any other provision of this SECTION 9, the liability of Seller with respect to any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, including, but not limited to, claims relating to any excess amounts paid by Purchaser in connection with those liabilities of Seller expressly assumed hereunder by Purchaser (such amount, an "Excess"), shall be limited solely and exclusively to a withdrawal of that portion of the Escrow Shares, which, when divided by $1.25, shall provide to Purchaser sufficient consideration to cover any such indemnification claim, and, in no event shall Seller be liable for any amount in excess of the total number of Escrow Shares divided by $1.25. Except as set forth in SECTIONS 11 and 12 of this Agreement, Seller shall have no other obligation at law or in equity to Purchaser. With respect to any Excess, before any such withdrawal of Escrow Shares is made, Purchaser will advise the Chairman and Chief Executive Officer of Seller of any such claim resulting in an Excess, and extend to him the opportunity to settle or dispute such claim prior to the settlement thereof by Purchaser using the Escrow Shares, and, if Seller shall at any point during the six month period commencing on the Closing Date and ending on the date that is six months after the Closing Date cease to exist, then Purchaser shall advise Mr. Jeffrey J. Goodman ("Goodman") of any claim that results in an Excess and extend to him the opportunity to settle or dispute such claim prior to the settlement thereof by Purchaser using the Escrow Shares.

SECTION 10 - TERMINATION. This Agreement may be terminated:

         (a) at any time by mutual written agreement of all parties;

         (b) at any time by Purchaser by delivery of written notice to Seller if any representation or warranty of Seller contained in this Agreement or in any certificate or other document executed and delivered by Seller pursuant to this Agreement is or becomes untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

         (c) at any time by Seller by delivery of written notice to Purchaser if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is or becomes untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof; or

         (d) by Purchaser or Seller by delivery of written notice to the other party if the transactions contemplated hereby shall not have been consummated by September 1, 2000.

SECTION 11 - NONCOMPETITION.

     11.1 SELLER'S COVENANT NOT TO COMPETE. Seller acknowledges and recognizes the highly competitive nature of the Business and Purchaser's business and the goodwill, continued patronage and specifically the names and addresses of the Business's and Purchaser's Clients (as defined herein) constitute a substantial asset of Purchaser having been acquired through considerable time, money and effort. Accordingly, Seller agrees that, for a period of two years following the Closing Date, within the Restricted Area (as defined herein), Seller will not, directly or indirectly, (i) individually, or in conjunction with others, whether as an officer, director, proprietor, employer, employee, partner, independent contractor, investor (other than as a holder solely as an investment of less than five percent (5%) of the equity of an entity), consultant, advisor, agent or otherwise, engage in any Business Activities (as defined herein); (ii) compete with Purchaser by soliciting, inducing or influencing any of Purchaser's or the Business's Clients to discontinue or reduce the extent of such Client's relationship with Purchaser and/or the Business; (iii) recruit, solicit or otherwise influence any employee or agent of Purchaser or the Business to discontinue such employment or agency relationship; (iv) employ or seek to employ, or cause or permit any business which engages in any Business Activities of Seller or the Business (the "Competitive Business") to employ or seek to employ for any Competitive Business, any person who is then, or was at any time within six months prior to the date Seller or Competitive Business employs or seeks to employ such person, employed by Purchaser or the Business; and (v) interfere with, disrupt, or attempt to interfere with or disrupt, any past, present or prospective relationship, contractual or otherwise, between Purchaser or the Business and any customer, employee or agent of Purchaser or the Business. For the purposes of this SECTION 11.1, Purchaser shall include any and all subsidiaries, affiliates, successors and assigns of Purchaser or the Business.

     11.2 GOODMAN'S COVENANT NOT TO COMPETE. Goodman acknowledges and recognizes the highly competitive nature of the Business and Purchaser's business and the goodwill, continued patronage and specifically the names and addresses of the Business's and Purchaser's Clients (as defined herein) constitute a substantial asset of Purchaser having been acquired through considerable time, money and effort. Accordingly, Goodman agrees that, for a period of six months following the Closing Date, within the Restricted Area (as defined herein), Goodman will not, directly or indirectly, individually or in conjunction with others, whether as an officer, director, proprietor, employer, employee, partner, independent contractor, investor (other than as a holder solely as an investment of less than five percent (5%) of the equity of an entity), consultant, advisor, agent or otherwise, engage in any Business Activities (as defined herein) involving any or all of R-Dental, Dental Exchange or Net32. Because of the difficulty of measuring economic losses to Purchaser as a result of the breach of the covenants contained in SECTIONS 11. 1 and 11.2, and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, Seller and Goodman each agree that, in the event of a breach by either Seller or Goodman of the foregoing covenant, the Purchaser may seek enforcement thereof against either Seller or Goodman, as applicable, by injunction and restraining order.

     11.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this SECTION 11 pose a reasonable restraint on each of Seller and Goodman in light of the activities and business of Purchaser on the date of the execution of this Agreement and the future plans of Purchaser.

     11.4 SEVERABILITY; REFORMATION. The covenants in this SECTION 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     11.5 TERM. It is specifically agreed that the periods set forth in SECTION
11.1 and 11.2 shall be computed by excluding from such computation any time during which each of Seller and Goodman has received notice of and is in violation of any provision of this SECTION 11. The covenants contained in this
SECTION 11 shall have no effect if the transactions contemplated by this Agreement are not consummated for any reason but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.

     11.6 DEFINITIONS. For the purposes of this SECTION 11, the following terms shall have the following meaning:

         (a) "Clients" shall mean any persons, partnerships, corporations, professional associations or other organizations for whom Seller is currently performing Business Activities or, within the two-year period prior to the date of this Agreement, has performed Business Activities;

         (b) "Restrictive Area" shall mean any state within the United States in which either Seller or Goodman is currently performing Business Activities or, within the two-year period prior to the date of this Agreement, has performed Business Activities; and

         (c) "Business Activities" shall mean the current business activities of each of Seller and Goodman relating to the promotion and merchandising of dental products and other related products for manufacturers, vendors, retailers or consumers, and such business activities of each of Seller and Goodman carried out at any time within the two-year period prior to the date of this Agreement.

SECTION 12 - NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Each of Seller and Goodman recognizes and acknowledges that each of Seller and Goodman has in the past and currently has access to certain confidential information of Purchaser that is a valuable, special and unique asset of Purchaser's businesses. Such confidential information includes, but is not limited to, customer lists, trade secrets, private or secret processes, methods and ideas, technical information, marketing activities and information concerning products, services, development activity and training methods. Each of Seller and Goodman agrees that each of Seller and Goodman will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of Seller or Goodman or (ii) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (unless such disclosure is prohibited under law), Seller or Goodman, as applicable, shall give prior written notice thereof to Purchaser, and provide Purchaser with the opportunity to contest such disclosure. In the event of a breach or threatened breach by either Seller or Goodman of the provisions of this SECTION 12, Purchaser shall be entitled to seek an injunction restraining Seller or Goodman, as applicable, from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of Seller and Goodman under this section shall survive the Closing Date, or the termination of this Agreement.

SECTION 13 - MISCELLANEOUS.

     13.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                   If to Purchaser:

                   Pentegra Dental Group, Inc.
                   2999 North 44th Street, Suite 650
                   Phoenix, AZ 85018
                   Attn: President
                   Facsimile: (602) 952-0544

                   with a copy to:

                   Jackson Walker L.L.P.
                   901 Main Street, Suite 6000
                   Dallas, TX 75202
                   Attn: James S. Ryan, II
                   Facsimile: (214) 953-5822

                   If to Seller

                   Dexpo.com, Inc.
                   c/o Kelley Drye & Warren LLP
                   101 Park Avenue
                   New York, NY  10178
                   Attn:  Salvatore J. Vitiello, Esq.
                   Facsimile:  (212) 808-7897

     All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

     13.2 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     13.3 EACH PARTY TO BEAR COSTS. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, neither party shall be liable to or required to pay, either directly or indirectly, any (a) fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by the other party for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith, whether or not such costs or expenses are incurred before or after the Closing Date and the incurring party shall be liable for all such costs and expenses of the incurring party, and (b) local, state and federal income taxes or other similar charges on income or gain incurred by the incurring party as a result of the transactions contemplated hereby.

     13.4 PUBLIC DISCLOSURES. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby prior to the Closing hereof, without the prior consent of the other party. If a public or other disclosure, other than as required by law, is made, the parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

     13.5 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

     13.6 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     13.7 INTEGRATION OF EXHIBITS. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     13.8 ENTIRE AGREEMENT/AMENDMENT. THIS INSTRUMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

     13.10 BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties; provided, however, that Purchaser may assign its rights and obligations hereunder to an affiliate and to its lender or lenders.

     13.11 NO RULE OF CONSTRUCTION. The parties acknowledge that this Agreement was initially prepared by Purchaser, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     13.12 COSTS OF ENFORCEMENT. In the event that Purchaser, on the one hand, or Seller, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint. "Reasonable attorneys' fees" are those reasonable attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

     13.13 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     13.14 CHOICE OF FORUM. Each of the parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court with a material connection with the primary claim involved in such suit, action or proceeding or in Maricopa County, Arizona. Each of the parties hereto consents to the in personam jurisdiction of any such state or federal court and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside such courts may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside such courts, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute proceedings only in such courts.

     13.15 SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in SECTION 13.1 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     13.16 SEVERABILITY. If any provision of this Agreement shall be found to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

     13.17 THIRD PARTY BENEFICIARIES. The Designees shall be treated as third party beneficiaries under this Agreement with respect to: (i) Purchaser's covenant regarding registration of the Common Stock, as set forth in SECTION

5.3(B) and the Registration Rights Agreement; (ii) Purchaser's hosting Seller's websites, as set forth in SECTION 5.2; and (iii) any right Seller may have with respect to Escrow Shares pursuant to the Escrow Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


PENTEGRA DENTAL GROUP, INC.             DEXPO.COM, INC.

By: /s/ JAMES M. POWERS, JR.            By: /s/ JEFFREY J. GOODMAN
    -------------------------               --------------------------
    James M. Powers, Jr.                    Jeffrey J. Goodman
    President                               President

                                        With respect to Sections 11 and 12 only:


                                        Jeffrey J. Goodman

                                INDEX TO EXHIBITS

EXHIBIT                                      DESCRIPTION
-------                                      -----------
EXHIBIT 1.1(a) Personal Property, Plant, Furniture, Fixtures, Equipment and Goodwill
EXHIBIT 1.1(b)     Names, Slogans, Trademarks, Service Marks and Logos
EXHIBIT 1.1(c)     Inventory
EXHIBIT 1.1(d)     Contracts
EXHIBIT 1.1(e)     Accounts Receivable
EXHIBIT 1.1(g) Transferable Licenses and Other Regulatory Approvals Administrative Policy and Procedure Manuals, Trade Secrets, Trademarks, Service Marks, Marketing and Promotional Materials, All Other Property
EXHIBIT 1.1(h)     Rights and Books and Records
EXHIBIT 1.1(i)     Domain Names
EXHIBIT 1.3(b)     Asset Allocation
EXHIBIT 1.3(c)     Assumed Liabilities
EXHIBIT 1.4(a)     Registration Rights Agreement
EXHIBIT 2.3        Permits, Licenses and Governmental Qualifications
EXHIBIT 2.5        Required Consents of Seller
EXHIBIT 2.6        Seller's Financial Statements
EXHIBIT 2.7        Leases
EXHIBIT 2.9 Liens, Claims, Charges, Exceptions or Encumbrances on or Against the Assets
EXHIBIT 2.11       Seller's Intellectual Property and Past Names
EXHIBIT 2.13       Legal Proceedings Against Seller
EXHIBIT 2.15       Subsequent Events
EXHIBIT 2.16       Accounts Receivable; Working Capital
EXHIBIT 2.18       Seller's Liabilities and Debt
EXHIBIT 2.19       Seller's Insurance Policies
EXHIBIT 2.20       Seller's Employee Benefits Plans
EXHIBIT 2.25       Seller's Banking Relationships
EXHIBIT 2.26       Form of Investor Questionnaire
EXHIBIT 2.27       Form of Lock-Up Agreement
EXHIBIT 3.1        Authorized and Issued Common Stock of Purchaser

EXHIBIT                                      DESCRIPTION
-------                                      -----------

EXHIBIT 3.2        Required Consents of Purchaser
EXHIBIT 6.8(a)     Seller's Employees and Agents
EXHIBIT 6.8(b)     Form of Employee Termination Agreement
EXHIBIT 8.1(f)     Bill of Sale
EXHIBIT 8.1(g)     Assignment and Assumption Agreement
EXHIBIT 8.1(h)     Escrow Agreement
EXHIBIT 8.2(a)     Purchase Price Allocation

                                 EXHIBIT 1.1(A)

      Personal Property, Plant, Furniture, Fixtures, Equipment and Goodwill

     Two servers (already delivered) complete with licensed OpenSite auction software (already delivered) and custom software (already delivered).

                                 EXHIBIT 1.1(B)

               Names, Slogans, Trademarks, Service Marks and Logos

Dexpo.com, Inc.

Dexpo

Dexpo.com

Dexpo.net

$5Fridays

                                 EXHIBIT 1.1(C)

                                    Inventory

None.

                                 EXHIBIT 1.1(D)

                                    Contracts

All Vendor/Manufacturer Contracts - None.

All User/Member Agreements - None.

All Trade Agreements - None.

All Notes Receivable - None.

                                 EXHIBIT 1.1(E)

                               Accounts Receivable

See attached.

                                 EXHIBIT 1.1(G)

              Transferable Licenses and Other Regulatory Approvals

Licenses for the following software:

                  OpenSite

                  Oracle Database

                  MicroSoft Visual Interdev

                  MicroSoft Visual SourceSafe

                  Visual Basic

                  E-Share Bulletin Board and Chat Rooms

                                 EXHIBIT 1.1(H)

     Administrative Policy and Procedure Manuals, Trade Secrets, Trademarks, Service Marks, Marketing and Promotional Materials, All Other Property Rights
                             and Books and Records



The master computer files containing Seller's logos, artwork and related designs reside with Anonymous, Inc., 51 N. Towamencin Avenue, Landsdale, PA 19446,
215.412.8210 (phone), which created the foregoing for the Seller as works for hire.

                                 EXHIBIT 1.1(I)

                                  Domain Names

www.dexpo.com

www.dexpo.net

                                 EXHIBIT 1.3(B)

                                Asset Allocation

See attached.

                                 EXHIBIT 1.3(C)

                               Assumed Liabilities

None.

                                 EXHIBIT 1.4(A)

                          Registration Rights Agreement

See attached.

                                   EXHIBIT 2.3

                Permits, Licenses and Governmental Qualifications

Registration related to Seller's URLs dexpo.com and dexpo.net.

                                   EXHIBIT 2.5

                           Required Consents of Seller

The transaction requires the consent of Seller's stockholders and its Board of Directors.

                                   EXHIBIT 2.6

                          Seller's Financial Statements

See attached.

                                   EXHIBIT 2.7

                                     Leases

A lease relating to copier equipment leased from Canon was terminated.

Seller's lease for space at 1100 E. Hector Street, Conshohocken, PA, was terminated pursuant to the terms of the attached Lease Termination Agreement.

                                   EXHIBIT 2.9

   Liens, Claims, Charges, Exceptions or Encumbrances on or Against the Assets


None.  [CONFIRM WITH UCC SEARCH RESULTS.]

                                  EXHIBIT 2.11

                  Seller's Intellectual Property and Past Names


See Exhibits 1.1(b), 1.1(g), 1.1(h) and 1.1(i).

                                  EXHIBIT 2.13

                        Legal Proceedings Against Seller

Montage Media Corporation v. William O'Doherty, Dexpo.com, Jeff Goodman and Glen Bonagura, filed in Superior Court of New Jersey, Chancery Division: Bergen County, Docket No. is BER-L-1322-00.

                                  EXHIBIT 2.15

                                Subsequent Events

None.

                                  EXHIBIT 2.16

                      Accounts Receivable; Working Capital

Seller has a $5,000 cash balance as of June 30, 2000, to be used in connection with the liquidation of the corporation and the payment of final expenses.

                                  EXHIBIT 2.18

                          Seller's Liabilities and Debt

None.

                                  EXHIBIT 2.19

                           Seller's Insurance Policies

Seller has a $3 million Directors' and Officers' Liability Insurance policy through Aim Insurance of Allentown, Pennsylvania, a copy of which is attached hereto.

The Company maintained a Business Owner's Insurance policy, a summary of which is attached hereto.

The Company maintained a business auto insurance policy, a summary of which is attached hereto.

                                  EXHIBIT 2.20

                        Seller's Employee Benefits Plans

Seller maintained a self-directed 401(k) program for certain employees. All other employees of Seller were contracted from CNA-Unisource.

                                  EXHIBIT 2.25

                         Seller's Banking Relationships

None. The company has a checking account numbered 085010395 with Progress Bank of Conshohecken, Pennsylvania.

                                  EXHIBIT 2.26

                         Form of Investor Questionnaire

                       INVESTOR SUITABILITY REPRESENTATION

1. CAREFULLY READ THIS INVESTOR SUITABILITY REPRESENTATION STATEMENT. ASK QUESTIONS IF THERE IS ANYTHING IN THIS STATEMENT THAT YOU DO NOT UNDERSTAND.

2. THE COMMON SHARES OF PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION (THE "SHARES"), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE "BLUE SKY" OR SECURITIES LAWS. BY SIGNING BELOW, THE RECEIVING PARTY REPRESENTS AND WARRANTS THAT IT, HE OR SHE IS ACQUIRING THE INTERESTS FOR ITS, HIS OR HER OWN ACCOUNT OR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH A DISTRIBUTION THEREOF AND WILL NOT SELL OR TRANSFER THE INTERESTS IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED PURSUANT THERETO.

3. BY SIGNING BELOW, THE INVESTOR REPRESENTS AND WARRANTS THAT IT, HE OR SHE HAS HAD AN ADEQUATE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE OFFICERS OF PENTEGRA DENTAL GROUP, INC. ("PENTEGRA") CONCERNING ANY AND ALL MATTERS RELATING TO THE BACKGROUND AND EXPERIENCE OF THE OFFICERS AND DIRECTORS OF PENTEGRA, THE PLANS FOR THE OPERATIONS OF THE BUSINESS OF PENTEGRA AND ANY PLANS FOR ADDITIONAL ACQUISITIONS AND THE LIKE.

4. BY SIGNING BELOW, THE INVESTOR REPRESENTS AND WARRANTS THAT IT, HE OR SHE HAS ASKED ANY AND ALL QUESTIONS IN THE NATURE DESCRIBED IN THE PRECEDING SECTION AND ALL QUESTIONS HAVE BEEN ANSWERED TO ITS, HIS OR HER SATISFACTION.

5. BY SIGNING BELOW, THE INVESTOR REPRESENTS AND WARRANTS THAT IT, HE OR SHE UNDERSTANDS AND AGREES THAT THE SHARES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS COVERING THE SALE OF THE SHARES IS AVAILABLE.

6. BY SIGNING BELOW, THE INVESTOR REPRESENTS AND WARRANTS THAT IT, HE OR SHE UNDERSTANDS THAT LEGENDS STATING THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT NOR STATE SECURITIES LAWS AND SETTING OUT OR REFERRING TO THE

     RESTRICTIONS ON THE TRANSFERABILITY AND RESALE OF THE SHARES WILL BE PLACED ON THE SHARES.

7. THE INVESTOR UNDERSTANDS THAT THE INFORMATION SUPPLIED IN THIS SECTION WILL BE DISCLOSED TO NOONE OTHER THAN OFFICERS AND AGENTS OF PENTEGRA AND DEXPO.COM, INC. ("DEXPO") WITHOUT ITS, HIS OR HER CONSENT UNLESS IT IS NECESSARY FOR PENTEGRA TO USE SUCH INFORMATION TO SUPPORT THE EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND UNDER STATE LAW, OR AS OTHERWISE REQUIRED BY APPLICABLE LAW.

8. THIS INVESTOR SUITABILITY REPRESENTATION DOES NOT CONSTITUTE AN OFFER BY PENTEGRA OR DEXPO OR THEIR OFFICERS TO SELL ANY SECURITIES OF PENTEGRA. ANY SUCH OFFER MAY ONLY BE MADE THROUGH DELIVERY BY PENTEGRA OF A DEFINITIVE WRITTEN AGREEMENT EXECUTED BY PENTEGRA, TOGETHER WITH SUCH DISCLOSURE INFORMATION AS PENTEGRA DEEMS APPROPRIATE.

     The financial information and representations in this section are required to be provided to Pentegra and Dexpo so the Investor can qualify to acquire shares. If the Investor wishes to be considered an "accredited investor," it, he or she must INITIAL the paragraph below which describes the suitability requirement under which the Investor intends to qualify. Upon request of Pentegra, the Investor must provide information to document the representation initialed, as described within each paragraph. ONLY ONE PARAGRAPH NEED BE INITIALED.

1.   The Investor is NOT an Accredited Investor.

                                       OR

2.   Individual Net Worth Suitability.

     This suitability, requirement may be selected only by a natural individual(s), and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

     The Investor represents and warrants that his or her individual net worth or joint net worth with his or her spouse, exceeds $1,000,000.

                                       OR

3.   Individual Net Income Suitability.

     This suitability requirement may be selected only by a natural individual(s), and NOT by a corporation, partnership, trust, estate, unincorporated association or other entity.

     The Investor represents and warrants that his or her individual net income was in excess of $200,000 in each of the two most recent years, or his or her joint income with his or her spouse was in excess of $300,000 in each of those years and he or she reasonably expects his or her net income to reach such level in the current year.

                                       OR

4.   Certain Qualified Organizations.

The Investor represents and warrants that it is (check one):

         (a) A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the securities offered, having total assets in excess of $5,000,000.

         (b) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the Act.

         (c) A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Act) whether acting in its individual or fiduciary capacity.

         (d) An insurance company (as defined in Section 2(13) of the Act).

         (e) An investment company registered under the Investment Company Act of 1940.

         (f) A business development company as defined Section 2(a)(48) of the Investment Company Act of 1940 or private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         (g) A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958.

         (h) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         (i) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         (j) Any employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         NOTE: If you claim suitability under this paragraph 4, Pentegra may require that you provide appropriate information supporting your claim to status as a Qualified Organization.

                                       OR

5.   Entity Suitability.

     The Investor represents and warrants that it is a corporation, a partnership, an unincorporated association or other similar entity, and that each owner of an equity interest in the entity satisfies the suitability requirements of either paragraphs (2), (3) or (4) above.

NOTE: If you claim suitability under this paragraph (5), you must submit a list of each of the owners with an equity interest in the entity, setting forth the address, telephone number and social security or tax identification number and list for EACH such owner the information required under paragraphs (2), (3) or
(4) above. These separate pages must be validly signed by or on behalf of each such owner or beneficiary.

                                       OR

6.   Officer, Director, Suitability.

     The Investor represents and warrants that it, he or she is an officer or director of Pentegra.

         IN WITNESS WHEREOF, Investor has executed this Suitability Statement as of this _____ day of ___________, 2000.



                                     INVESTOR:


                                     Printed Name:
                                                   -----------------------------
                                     Social Security No.:
                                                          ----------------------

                                     OR


                                     -------------------------------------------
                                     (Name of Entity)


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------
                                     FEIN:
                                           -------------------------------------

                                  EXHIBIT 2.27

                            Form of Lock-Up Agreement

See attached.

                                   EXHIBIT 3.1

                 Authorized and Issued Common Stock of Purchaser

Shares of common stock authorized - 40,000,000.

Shares of common stock outstanding as of June 15, 2000 - 10,798,130.

                                   EXHIBIT 3.2

                         Required Consents of Purchaser

The consent of Purchaser's Board of Directors is required.

                                 EXHIBIT 6.8(A)

                          Seller's Employees and Agents

As of the Closing Date, no individuals are currently employees or independent contractors of Seller; however, Seller has obtained releases from Messrs. Bonagura, Goodman, DeAngelis and Scholl.

                                 EXHIBIT 6.8(B)

                     Form of Employee Termination Agreement

See attached releases from Messrs. Bonagura, Goodman, Scholl and DeAngelis.

                                 EXHIBIT 8.1(F)

                                  Bill of Sale

See attached.

                                 EXHIBIT 8.1(G)

                       Assignment and Assumption Agreement

See attached.

                                 EXHIBIT 8.1(H)

                                Escrow Agreement

See attached.

                                 EXHIBIT 8.2(A)

                            Purchase Price Allocation

See attached.

                                       71